UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2011 (May 13, 2011)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On May 13, 2011, Healthcare Realty Trust Incorporated (the “Company”) entered into Sales Agreements with each of Cantor Fitzgerald & Co., BMO Capital Markets Corp. and Liquidnet, Inc. (together, the “Sales Agents”) to sell up to an aggregate of 6,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share, from time to time through the Sales Agents.
     Pursuant to the Sales Agreements, the Securities may be offered and sold through any of the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, as well as in privately negotiated transactions. The Sales Agreements provide that each Sales Agent will be entitled to compensation up to 2.00% of the gross proceeds of the Securities sold through such Sales Agent from time to time under the applicable Sales Agreement. The Company has no obligation to sell any of the Securities under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements. The Sales Agreements are subject to customary terms and conditions.
     The Company and each of Cantor Fitzgerald & Co. and Credit Agricole Securities (USA) Inc. are parties to prior sales agreements dated March 11, 2011 (the “Prior Sales Agreements”). As of May 11, 2011, there were 1,394,600 shares of the Company’s common stock available to be sold pursuant to the Prior Sales Agreements (the “Unused Shares”). The 6,000,000 shares referenced above do not include the Unused Shares, which may be sold under the Prior Sales Agreements.
     The Securities will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-172368). The Company filed a prospectus supplement, dated May 13, 2011, with the Securities and Exchange Commission in connection with the offer and sale of the Securities.
     An affiliate of BMO Capital Markets Corp. is a lender under the Company’s unsecured credit facility and therefore will receive a portion of the net proceeds from this offering through the repayment of outstanding amounts on the Company’s unsecured credit facility.
     The disclosure in this item is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. An offering, if any, will be made solely by means of a prospectus supplement and an accompanying prospectus under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-172368).
     Copies of the Sales Agreements are attached as Exhibits 1.1, 1.2 and 1.3 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
1.1	Controlled Equity Offering Sales Agreement, dated May 13, 2011, between Healthcare Realty Trust Incorporated and Cantor Fitzgerald & Co.
1.2	Sales Agreement, dated May 13, 2011, between Healthcare Realty Trust Incorporated and BMO Capital Markets Corp.
1.3	At-The-Market Equity Offering Sales Agreement, dated May 13, 2011, between Healthcare Realty Trust Incorporated and Liquidnet, Inc.
5.1	Opinion of Waller Lansden Dortch & Davis, LLP
8.1	Tax Opinion of Waller Lansden Dortch & Davis, LLP
23.1	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: May 13, 2011